Exhibit 10.7

MANAGEMENT AGREEMENT

This Agreement is made and entered into as of June 10, 2005, by and between H.I.G. SteelCo, Inc., a Delaware corporation (the “Company”), and H.I.G. Capital L.L.C., a Delaware limited liability company (the “Manager”).

Preliminary Statements:

A. On the date hereof, H.I.G. Capital L.L.C., Inc., a Cayman Islands corporation (“Acquisition”), has acquired all of the outstanding shares of the Company.

B. In connection with such acquisition, the Company desires to engage the services of the Manager on the terms and subject to the conditions contained in this Agreement.

Agreement:

In consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

1. Appointment of Manager. The Company appoints the Manager and the Manager accepts appointment on the terms and conditions provided in this Agreement as the manager of, and consultant to, the Company and its subsidiaries, including the business of any corporations hereafter formed or acquired by the Company or any such subsidiary.

2. Board of Directors Supervision. The activities of the Manager to be performed under this Agreement will be subject to the supervision of the Board of Directors of the Company (the “Board”) to the extent required by applicable law or regulation and subject to reasonable policies consistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, the Manager will not require the prior approval of the Board to perform its duties under this Agreement.

3. Authority of Manager. Subject to any limitations imposed by applicable law or regulation, the Manager will render management, consulting and financial services to the Company and its subsidiaries, which services will include advice and assistance concerning any and all aspects of the operations, planning and financing of the Company and its subsidiaries, as needed from time to time, including advising the Company and its subsidiaries in their relationships with banks and other financial institutions and with accountants, attorneys, financial advisers and other professionals. Upon the request of the Board, the Manager will make periodic reports to the Company with respect to the management services provided hereunder. The Manager will use its best efforts to cause its employees and agents to provide the Company and its subsidiaries with the benefit of their special knowledge, skill and business expertise to the extent relevant to the business and affairs of the Company and its subsidiaries. In addition, the Manager will render advice and assistance in connection with any acquisitions, dispositions or financing transactions undertaken by the Company and its subsidiaries and will from time to time bring to the Company such investment and other acquisition opportunities as the Manager deems appropriate in its sole discretion.

4. Reimbursement of Expenses; Independent Contractor. All obligations or expenses incurred by the Manager in the performance of its duties under this Agreement will be for the account of, on behalf of, and at the expense of the Company. The Manager will not be obligated to make any advance to, or for the account of, the Company or to pay any sums, except out of funds held in accounts maintained by the Company, nor will the Manager be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of the liability or obligation will be provided. The Manager will be an independent contractor, and nothing contained in this Agreement will be deemed or construed (a) to create a partnership or joint venture between the Company and the Manager, or in any manner to create any employer-employee relationship between the Company on the one hand, and the Manager or any of the Manager’s employees on the other hand, (b) to cause the Manager to be responsible in any way for the debts, liabilities or obligations of the Company, any of its subsidiaries or any other party or (c) to constitute the Manager or any of its employees as employees, officers, or agents of the Company or any of its subsidiaries.

5. Other Activities of Manager; Investment Opportunities. The Company acknowledges and agrees that the Manager will not devote the Manager’s (or any employee, officer, director, affiliate or associate of the Manager) full time and business efforts to the duties of the Manager specified in this Agreement, but only so much of such time and efforts as the Manager reasonably deems necessary. The Company further acknowledges and agrees that the Manager and its affiliates are or may be engaged in the business of investing in, acquiring and/or managing businesses for the Manager’s own account, for the account of the Manager’s affiliates and associates and for the account of other unaffiliated parties and that no aspect or element of these activities will be deemed to be engaged in for the benefit of the Company nor to constitute a conflict of interest, and that the Manager shall be free to provide similar services to such other business enterprises or activities as the Manager may deem fit without any limitation or restriction whatsoever. The Manager will not be required to bring any investment and/or business opportunities to the attention of the Company, and may do so only as, when, and to the extent to which the Manager, in its sole discretion, deems appropriate.

6. Compensation of Manager.

6.1. Management Fee. During the term of this Agreement, the Manager will receive annually with respect to the management of the business operations of the Company, a cash consulting and management fee in the amount of $675,000 (the “Base Compensation”). Commencing on the date hereof, the Base Compensation for each year will be paid to the Manager by the Company in monthly installments of $56,250 in advance at the start of each calendar month (with the first installment being paid on the date of this Agreement, prorated in amount for the number of calendar days remaining in the month in which this Agreement is dated over the total number of calendar days in such month). Notwithstanding the foregoing, the right of the Manager to receive the payment of the Base Compensation, the Additional Incentive Compensation (as hereinafter defined), if applicable, and any other fees and expenses to which the Manager is or may be entitled hereunder (all of the foregoing, collectively, the “Fees and Compensation”) is hereby fully subordinated to (i) the rights of the Lenders, Agent and Issuing Bank under that certain Financing Agreement, dated as of June __, 2005, among the Company, the Lenders from time to time party thereto, U.S. Bank National Association as Agent (in such capacity, the “Agent”) and Issuing Bank (in such capacity, the “Issuing Bank”) (such Financing

Agreement, the “Financing Agreement”) and (ii) the rights of the Purchasers and Collateral Agent under that certain Note Purchase Agreement, dated as of June 10, 2005 among the Company, H.I.G. SteelCo Holdings, Inc., CitiSteel PA, Inc. and the Purchasers listed on Schedule I attached thereto (the “Note Purchase Agreement”); provided, that to that extent the current payment of any of such Fees and Compensation is prohibited under either the Financing Agreement or the Note Purchase Agreement, such Fees and Compensation shall nonetheless accrue hereunder and become due and payable at the earlier of (x) such time that such prohibition on payment is removed or payment of such Fees and Compensation otherwise becomes permissible pursuant to the terms of the Financing Agreement or Note Purchase Agreement, as applicable, and (y) the date upon which all amounts outstanding under the Financing Agreement and the Note Purchase Agreement are paid in full and all other obligations thereunder have been satisfied.

6.2. Additional Business Operations. If the Company or its subsidiaries acquire or enter into any additional business operations after the date of this Agreement (each an “Additional Business”), the Board and the Manager will, prior to the acquisition or prior to entering into the business operations, in good faith, determine whether and to what extent the Base Compensation should be increased as a result thereof. Any increase will be evidenced by a written supplement to this Agreement signed by the Company and the Manager.

6.3. Additional Compensation. As additional compensation, the Manager will be entitled to a one-time fee with respect to the acquisition or disposition of any business operation by the Company or its subsidiaries introduced or negotiated by the Manager or its affiliates or with respect to any other transaction not in the ordinary course of business, including any public or private debt or equity financing or unusual efforts extended or results obtained by the Manager on behalf or for the benefit of the Company or its subsidiaries (“Additional Incentive Compensation”). The Additional Incentive Compensation will be paid at the closing of any such transaction. The amount of any Additional Incentive Compensation will be determined through good faith negotiations between the Board and the Manager, provided that, in the case of a sale of the Company to a third party or group of third parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s Board of Directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis, then the Manager shall be entitled to Additional Incentive Compensation in an amount equal to one percent (1%) of the aggregate sale transaction value. If the Board and the Manager are unable to agree upon the amount of Additional Incentive Compensation, the Additional Incentive Compensation amount will be determined by arbitration in Miami-Dade County, Florida in accordance with the rules of the American Arbitration Association, which determination will be final. The parties will share equally the cost of arbitration.

7. Term. This Agreement will commence as of the date hereof and will remain in effect until June 10, 2015, unless terminated earlier in accordance with the provisions of this Agreement.

8. Termination. Either the Company or the Manager may terminate the Manager’s engagement under this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach by the other party. If this Agreement is terminated by the Manager because of the breach of any of the material terms or provisions hereof by the Company, the Manager will be entitled to recover damages from the Company and will not be required to mitigate or reduce damages by seeking or undertaking other management arrangements or business opportunities.

9. Standard of Care; Limitation of Liability. The Manager (including any person or entity acting for or on behalf of the Manager) will not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by intentional misconduct of the Manager engaged in by the Manager in bad faith, as finally determined by a court of competent jurisdiction. In no event will the Manager or any of its affiliates or associates be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if the Manager has been advised of the possibility of such damages. Under no circumstances will the liability of the Manager and its affiliates and associates and their respective employees and agents exceed, in the aggregate, the fees actually paid to the Manager hereunder.

10. Indemnification of Manager. The Company will indemnify and hold harmless the Manager and its present and future officers, directors, affiliates, employees and agents (“Indemnified Parties”) to the fullest extent permitted by law as if any of the Indemnified Parties was an officer or director of the Company. The Company will reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys’ fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity.

11. No Assignment. Without the prior written consent of the Manager, the Company will not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder.

12. Notices. Any notices, requests, demands and other communications required or permitted to be given under this Agreement will be in writing and, except as otherwise specified in writing, will be given by personal delivery, facsimile transmission, Airborne Express (or other similar courier service) or by registered or certified mail, postage prepaid, return receipt requested:

if to the Company:

H.I.G. SteelCo, Inc.
1001 Brickell Bay Drive, 27th Floor
Miami, FL 33131
Attn: Matt Sanford
Telephone: 305-379-2322
Facsimile: 305-379-2013

if to the Manager:

H.I.G. Capital L.L.C.
1001 Brickell Bay Drive, 27th Floor
Miami, FL 33131
Attn: Jeff Zanarini
Telephone: 305-379-2322
Facsimile: 305-379-3655

or to such other addresses as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 12) to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

13. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those which are invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

14. No Waiver. The failure of the Company or the Manager to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement will not prevent a subsequent act by the Company or the Manager, which would have originally constituted a violation of this Agreement by the Company or the Manager, from having all the force and effect of any original violation. The failure by the Company or the Manager to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or elections herein contained or permitted by law will not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same will continue and remain in full force and effect. Except to the extent that the Company’s rights of termination are limited herein, all rights and remedies that the Company or the Manager may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or the Manager or not, will be deemed to be in exclusion of any other right or remedy of the Company or the Manager.

15. Entire Agreement; Certain Terms. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and any agreement hereafter made will be ineffective to effect any change or modification, in whole or in part, unless the agreement is in writing and signed by the party against whom enforcement of the change or modification is sought. The terms “affiliate” and “associate” will have the meaning attributed to those terms by the rules and regulations of the Securities and Exchange Commission.

16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any conflicts of laws or choice of law principles or provisions that would compel the application of the substantive laws of any other jurisdiction.

17. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

H.I.G. STEELCO, INC.

By:	/s/ Sami Mnaymneh
Name:	Sami Mnaymneh
Title:	President

H.I.G. CAPITAL L.L.C.

By:	/s/ Tony Tamer
Name:	Tony Tamer
Title:	Managing Director

[Signature Page to Management Agreement]